UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2013

LINDSAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-13419	47-0554096
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2222 North 111th Street Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

(402) 829-6800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On February 13, 2013, Lindsay Corporation (the “Company”) entered into a Third Amendment to Credit Agreement (the “Third Amendment”) to the Revolving Credit Agreement, dated January 24, 2008 (the “Credit Agreement”), by and between the Company and Wells Fargo Bank, National Association (the “Bank”). The Third Amendment extends the termination date of the Credit Agreement from January 23, 2014 to February 13, 2016. In addition, the interest rate on borrowings under the Credit Agreement was reduced to LIBOR plus 90 basis points, subject to adjustment as provided in the Third Amendment.

The Company originally entered into the Credit Agreement with the Bank on January 24, 2008 and previously amended the Credit Agreement on January 23, 2010 and again on January 23, 2011. The Credit Agreement was included as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on January 30, 2008. The First Amendment to Credit Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2010, and the Second Amendment to Credit Agreement was included as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 26, 2011.

A copy of the Third Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

The description of the Third Amendment to the Credit Agreement set forth in Item 1.01 of this Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Third Amendment to Credit Agreement, dated February 13, 2013, by and between the Company and Wells Fargo Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2013	LINDSAY CORPORATION

	By:	/s/ James C. Raabe
James C. Raabe, Vice President and
Chief Financial Officer